UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

Aladdin International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55297	41-1683548
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 907, 9/F, ICBC Tower, 3 Garden Road, Central, Hong Kong
(address of principal executive offices) (zip code)

Tel: 852 3975 0600 Fax: 852 3975 0610
(registrant’s telephone number, including area code)

5059 Blue Bird Drive, Sanford, NC 27332
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

On July 20, 2015, Michael Friess and Sanford Schwartz (collectively, the “Shareholders”), majority shareholders of Aladdin International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Billion Rewards Development Limited (the “Purchaser”), a British Virgin Islands corporation, pursuant to which the Shareholders sold to the Purchaser an aggregate of 3,638,748 shares of common stock, par value $.001 per share of the Company (the “Majority Interests”) for $300,000 (the “Transaction”).

As a result of the closing of the Transaction, the Purchaser now owns approximately 80% of the total outstanding shares of the Company’s common stock as of the date of this Report.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with Purchase Agreement, on July 20, 2015, Michael Friess, the Company’s Chief Executive Officer, President and member of the Board of Directors (the “Board”) of the Company resigned from all of his positions with the Company except that his resignation as a member of the Board is not effective until the tenth day following the Company’s mailing of the Information Statement on Schedule 14f-1 to its shareholders as of the record date of July 20, 2015. Sanford Schwartz, the Company’s Chief Financial Officer, Secretary, Treasurer, and member of the Board resigned from all of his positions with the Company.

Also effective on July 20, 2015, Ningdi Chen was appointed as the Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and director of the Board.

Set forth below is Mr. Chen’s biographical information:

Name	Age	Title
Ningdi Chen	37	Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, Director

Mr. Ningdi Chen has over 15 years of experience in global financial industry. Mr. Chen has been the chairman of Asiabiz Capital (HK) Limited since 2010, a licensed corporation under Securities and Futures Commission in Hong Kong. Mr. Chen led a number of significant transactions for Hong Kong listed companies. Prior to Asiabiz, Mr. Chen was an executive director and founding member of Great China Strategic Capital and Primus Pacific Partners from 2005 to 2011. He has led a number of investments, including a 13.5% (USD 78 million) investment in New China Life in 2006 and successfully exited with a value of USD 640 million in 2011. From 2002 to 2005, Mr. Chen worked for HSBC Global Investment Banking in Hong Kong. He participated and executed a number of capital market and M&A advisory transactions, including initial public offering of Bank of Communications, offering of exchangeable bonds by Shanghai Industrial Investment Holdings; COSCO Pacific’s acquisition of COSCO Logistics, Hang Seng Bank’s investment in Industrial Bank in China. In 2002, he worked in HSBC Debt Markets Client Group in Hong Kong. Prior to that, Mr. Chen worked for Equity-Linked Capital Markets of HSBC Group in London from 2001 to 2002.

Mr. Chen holds Bachelor Degrees (Hons) in both Economics and Statistics from the University of Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2015	Aladdin International, Inc.

(Registrant)

By:	/s/ Ningdi Chen
Name:	Ningdi Chen
Title:	Chief Executive Officer